Exhibit 10.1(o)

FIRST AMENDMENT TO TERM NOTE

THIS FIRST AMENDMENT TO TERM NOTE (this “Agreement”) is made as of July 29, 2005, by AMERICAN WOODMARK CORPORATION, a corporation organized under the laws of the Commonwealth of Virginia (the “Borrower”), and BANK OF AMERICA, N. A., a national banking association (the “Lender”).

RECITALS

A.   The Borrower and the Lender entered into a Financing and Security Agreement dated as of May 31, 2001, as modified by a First Amendment to Financing and Security Agreement dated as of May 28, 2003, a Second Amendment to Financing and Security Agreement dated as of January 3, 2005 and as further modified by a Third Amendment to Financing and Security Agreement dated as of June 29, 2005 (the same, as amended, modified, substituted, extended, and renewed from time to time, collectively, the “Financing Agreement”).

B.   Under the terms of the Financing Agreement, the Lender agreed to make the Term Loan (as that term is defined in the Financing Agreement) which is evidenced by the Borrower's Term Note dated May 31, 2001 (the same, as amended by this Agreement and as amended, modified, restated, substituted, extended and renewed at any time and from time to time, the “Note”).

C.   The Borrower has requested that the Lender extend the maturity date of the Note to May 31, 2010.

D.   The Lender is willing to agree to the Borrower's request on the condition, among others, that this Agreement be executed.

AGREEMENTS

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender agree as follows:

1.   The Borrower and the Lender agree that the Recitals above are a part of this Agreement. Unless otherwise expressly defined in this Agreement, terms defined in the Financing Agreement shall have the same meaning under this Agreement.

2.   Section 2 (b) of the Note is hereby deleted in its entirety and the following is inserted in its place:

“(b)   Unless sooner paid, the unpaid Principal Sum, together with interest accrued and unpaid thereon, shall be due and payable in full on May 31, 2010.”

3.   The Borrower and the Lender agree that this Agreement is not intended to and shall not cause a novation with respect to the Term Loan and/or any or all of the other obligations evidenced or secured by the Financing Documents (as defined in the Financing Agreement). Except as expressly modified herein, the terms, provisions and covenants of the Note are in all other respects hereby ratified and confirmed and remain in full force and effect.

4.   The agreements of the Lender under this Agreement are subject to the payment as of the date hereof of a fee in the amount of one-eighth of one percent (1/8%) of the outstanding principal balance of the Note, time being of the essence.

5.   This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument. The Borrower agrees that the Lender may rely on a telecopy of any signature of the Borrower. The Lender agrees that the Borrower may rely on a telecopy of this Agreement executed by the Lender.

IN WITNESS WHEREOF, the the parties hereto have signed and sealed this Agreement on the day and year first written above.

WITNESS OR ATTEST:	AMERICAN WOODMARK CORPORATION

/s/ GRETCHEN M. MONGOLD	By:	/s/ GLENN EANES (SEAL)
Name: Glenn Eanes
Title: Vice President & Treasurer

WITNESS:	BANK OF AMERICA, N.A.

	By:	/s/ MICHAEL J. LANDINI (SEAL)
Name: Michael J. Landini
Title: Senior Vice President